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EXHIBIT 10.1

               FOURTH AMENDMENT TO FOURTH AMENDED AND RESTATED
                         LOAN AND SECURITY AGREEMENT
                         ---------------------------

    THIS FOURTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of December 17, 1999, by and
                          ---------
among FLEET CAPITAL CORPORATION, a Rhode Island corporation (the "Lender"),
                                                                  ------
and D&K HEALTHCARE RESOURCES, INC. ("D & K"), JARON, INC. ("Jaron") and
                                     -----                  -----
JEWETT DRUG CO., a South Dakota corporation ("Jewett") (D & K, Jaron and
                                              ------
Jewett are sometimes hereinafter referred to individually as "Borrower" and
                                                              --------
collectively as "Borrowers").
                 ---------

                            Preliminary Statements
                            ----------------------

       A. Lender, and Borrowers are parties to that certain Fourth Amended and Restated Loan and Security Agreement dated as of August 7, 1998 (as amended, restated or renewed from time to time, the "Loan Agreement").
                                                     --------------
Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Loan Agreement.

       B. D & K has requested that Lender amend certain provisions of the Loan Agreement and certain other Loan Documents to increase the aggregate amount of credit available under the Loan Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1.   Increase in Credit Facility.  The Loan Agreement and all of the
            ---------------------------
Loan Documents are hereby amended to increase the Total Credit Facility from $95,000,000 to $95,000,000 and, during the Seasonal Period, $120,000,000.
Accordingly, whenever the number "$95,000,000" appears in any Loan Document, it shall be replaced with "$95,000,000, and, during the Seasonal Period, $120,000,000."

       2.   Amendment of Negative Covenants.  Section 8.2 of the Loan Agreement
            -------------------------------
[RELATING TO NEGATIVE COVENANTS] is hereby deleted in its entirety and replaced with the following new Section 8.2 as follows:

            8.2   Negative Covenants.  During the term of this Agreement, and
                  ------------------
       thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

                  8.2.1    Mergers; Consolidations; Acquisitions.  Except as
                           -------------------------------------
       otherwise provided in this Section 8.2.1, merge or consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person; provided that (i) the consolidation of PBI with D&K shall not constitute a violation of this covenant so long as such consolidation does not involve a merger and so long as D&K does not become directly or indirectly liable for any Indebtedness of PBI; (ii) the

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       merger of Jaron into D&K, with D&K the surviving company, shall not constitute a violation of this covenant, and (iii) the Borrowers may make acquisitions of the Properties of any Person so long as the aggregate purchase price (however structured or denominated) for all acquisitions by the Borrowers for any fiscal year does not exceed $5,000,000.

                  8.2.2.   Loans.  Make, or permit any Subsidiary of any
                           -----
       Borrower to make, any loans or other advances of money (other than pursuant to the Securitization Documents, and other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person in excess of $250,000, and with an aggregate of not more than $750,000 outstanding at any time.

                  8.2.3.   Total Indebtedness.  Create, incur, assume, or suffer
                           -------------------
       to exist, or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness, except:

                         (i)     Obligations owing to Lender;

                         (ii) Subordinated Debt existing on the date of this Agreement;

                         (iii) Indebtedness of any Subsidiary of any Borrower to such Borrower;

                         (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 60 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

                         (v) Obligations to pay Rentals permitted by subsection 8.2.13;

                         (vi)    Permitted Purchase Money Indebtedness;

                         (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                         (viii) Indebtedness pursuant to the Securitization Documents.

                  8.2.4.   Affiliate Transactions.  Enter into, or be a party
                           ----------------------
       to, or permit any Subsidiary of any Borrower to enter into or be a party to, any transaction with any Affiliate of such Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary. The

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       parties hereto acknowledge that the conduct by Borrowers or their
       Subsidiaries of the transactions contemplated by and in accordance with the Securitization Documents shall not violate the provisions of this Section.

                  8.2.5.   Limitation on Liens.  Create or suffer to exist, or
                           -------------------
       permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                         (i)     Liens at any time granted in favor of Lender;

                         (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.12 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                         (iii) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                         (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                         (v) Liens securing Indebtedness of one of Borrower's Subsidiaries to Borrower or another such Subsidiary;

                         (vi)    such other Liens as appear on EXHIBIT P hereto;

                         (vii) Liens arising out of the Securitization Documents; and

                         (viii) such other Liens as Lender may hereafter approve in writing.

                  8.2.6.   Subordinated and Intercreditor Debt.  Make, or permit
                           -----------------------------------
       any Subsidiary of any Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the Subordination Agreement relative thereto.

                  8.2.7.   Distributions.  Declare or make, or permit any
                           -------------
       Subsidiary of Borrower to declare or make, any Distributions, except for dividends of Jaron to D&K, provided that not less than 5 business days prior to the payment of such dividend, D&K shall give Lender written notice describing the amount of such dividend.

                  8.2.8.   Capital Expenditures.  Make Capital Expenditures
                           --------------------
       (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower and its Subsidiaries, exceed $4,000,000 during any fiscal year of Borrowers.

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                  8.2.9.   Disposition of Assets.  Sell, lease or otherwise
                           ---------------------
       dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder,
       (ii) disposition of worn out, obsolete or damaged Equipment in the ordinary course of business, (iii) transfer of Property to a Borrower by a Subsidiary of such Borrower, (iv) dispositions expressly authorized by this Agreement or (v) dispositions under or pursuant to the Securitization.

                  8.2.10.  Stock of Subsidiaries.  Permit any of its
                           ---------------------
       Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

                  8.2.11.  Bill-and-Hold Sales, Etc.  Make a sale to any
                           ------------------------
       customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                  8.2.12.  Restricted Investment.  Make or have, or permit
                           ---------------------
       any Subsidiary of any Borrower to make or have, any Restricted Investments in excess of $500,000 in the aggregate.

                  8.2.13.  Leases.  Become, or permit any of its
                           ------
       Subsidiaries to become, a lessee under any operating lease (other than a lease under which a Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrowers or any of their Subsidiaries is then lessee would exceed $3,000,000. The term "Rentals" means, as of the date of determination, all payments, which the lessee is required to make by the terms of any lease.

                  8.2.14.  Tax Consolidation.  File or consent to the
                           -----------------
       filing of any consolidated income tax return with any Person other than a Subsidiary of D&K.

                  8.2.15.  Amendment of Securitization Documents.  Request
                           -------------------------------------
       any waiver of or consent to any default under the terms of the Securitization Documents.

                  8.2.16.  API.  Permit API, as a Subsidiary of D&K, to
                           ---
       own any property other than the real property currently owned by such Subsidiary.

       3.   Financial Covenants.  Section 8.3 of the Loan Agreement [RELATING TO
            -------------------
SPECIFIC FINANCIAL COVENANTS] is hereby deleted in its entirety and replaced with the following new Section 8.3:

            8.3   Specific Financial Covenants.  During the term of this
                  ----------------------------
            Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless otherwise consented to by Lender in writing, it and all other Borrowers shall (all financial covenants being computed on a consolidated basis):

                  (A)    Current Ratio.  Maintain at all times a ratio of
                         -------------
            Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.25 to 1.0. For purposes of computing the ratio contemplated herein, (i) the amount of

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            Borrowers' Inventory comprising Consolidated Current Assets shall be computed on a first in, first out basis in accordance with GAAP, and
            (ii) any transfers of assets made pursuant to the Securitization Documents shall be ignored.

                  (B)    Interest Coverage Ratio.  Maintain at all times for
                         -----------------------
            each period of three (3) consecutive months (computed on a rolling-basis commencing with the three month period ending December 31, 1999) a ratio of Net Cash Flow plus Interest Expense to Interest Expense of not less than (i) 2.0 to 1.0 in the fiscal year ending June 30, 2000, (ii) 2.25 to 1.0 in the fiscal year ending June 30, 2001 and thereafter.

                  (C)    Maintenance of Capital Base.  Maintain at all times
                         ---------------------------
            during the periods specified below a Capital Base in an amount not less than the amount shown below for the period corresponding thereto (excluding any purchases by D & K of its own stock made between May 20, 1999 and June 1, 2000 pursuant to a consent letter from Lender dated May 20, 1999):


                       Period                                Amount
                       ------                                ------
         June 1, 1999 through December 30, 1999           $ 1,480,000
         December 31, 1999 through June 29, 2000          $ 3,000,000
         June 30, 2000 through June 29, 2001              $10,000,000
         June 30, 2001 and thereafter                     $20,000,000

                  (D)    Cash Flow to Fixed Charges.  Maintain for each fiscal
                         --------------------------
            year of Borrowers a ratio of Net Cash Flow minus taxes to Fixed Charges of not less than 1.5 to 1.0 as of each fiscal year end, commencing with the fiscal year ending June 30, 2000.

       4.   Definitions.  Appendix A to the Loan Agreement [RELATING TO
            -----------
DEFINITIONS] is hereby amended by replacing certain definitions therein with the new ones set forth below, as follows:

            Borrowing Base - as at any date of determination thereof, an amount
            --------------
       equal to the lesser of:

                  (i)    the Total Credit Facility, or

                  (ii) an amount equal to (A) 70% of the value of Eligible Trading Company Inventory, plus (B) 65% of the value of all other Eligible Inventory at such date, calculated in each case on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis,

                  MINUS

            an amount equal to the sum of (A) the face amount of all letters of credit issued or guaranteed by Lender or any Affiliate of Lender for the account of a Borrower and

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            outstanding at such date, and (B) any amounts which Lender may be obligated to pay in the future for the account of a Borrower.

            Notwithstanding anything else herein to the contrary, the aggregate amount of available Loans to or on behalf of Jaron will be reduced by the aggregate amount of Indebtedness of Jaron to D&K; and the aggregate amount of available Loans to or on behalf of Jewett will be reduced by the aggregate amount of Indebtedness of Jewett to D&K.

            Eligible Trading Company Inventory - Branded prescription
            ----------------------------------
       pharmaceutical products located in the Borrower's Davie, Florida facility and segregated from other Inventory located at such facility.

            Fixed Charges - For any period means the sum of (i) scheduled
            -------------
       payments of principal required to be made during such period with respect to Indebtedness, plus (ii) Capital Expenditures which are not financed.

            Permitted Purchase Money Indebtedness - Purchase Money Indebtedness
            -------------------------------------
       of a Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of all Borrowers at the time outstanding, does not exceed $3,000,000. For the purpose of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

            Seasonal Period - A period each year during which the Total Credit
            ---------------
       Facility is increased, beginning on or after October 1 but not later than December 1 of each year and continuing until six months after commencement of such Seasonal Period. Each year the Seasonal Period shall commence upon the date of the first Loan which, together with all other Loans then outstanding, exceeds $95,000,000.

            Total Credit Facility - $95,000,000, and, during the Seasonal
            ---------------------
       Period, $120,000,000.

       5.   Conditions Precedent.  The amendments contained herein are expressly
            --------------------
conditioned upon the satisfaction by Borrowers of the following conditions. Failure of Borrowers to deliver to Lender such documents, instruments or agreements, each in form and substance acceptable to Lender, no later than the delivery dates set forth herein, shall mean that the Lender's consents and the amendments related thereto contained herein are ineffective and void, and Borrowers shall be in default under the Loan Agreement:

            (a)   Delivery of this Amendment, duly executed by all Borrowers.

            (b) Delivery of duly executed amendments and/or consents by the parties to the Securitization Documents, containing such terms as are acceptable to Lender to allow for amendments set forth herein.

            (c) Delivery of duly executed amendments and/or consents by all participants in the Loans, containing such terms as are acceptable to Lender to allow for the

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       amendments set forth herein, including, without limitation, an aggregate participation of $80,000,000 or more in the Loans.

            (d) There shall exist no Default or Event of Default under the Loan Agreement.

            (e) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower or any of their Subsidiaries, taken as a whole, since June 30, 1999.

            (f) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement.

            (g) Payment of Lender's fees due on the date hereof, as such fees have been set out in the Fee Letter of even date herewith.

            (h) Delivery of an opinion of counsel to Borrowers or other evidence acceptable to Lender as to the due authorization of this Amendment and such other matters as Lender may require.

            (i)   Delivery of an updated EXHIBIT P To the Loan Agreement.

       6.   No Claims.  Borrowers acknowledge that there are no existing claims,
            ---------
defenses (personal or otherwise) or rights of set-off or recoupment whatsoever with respect to any of the Loan Documents. Borrowers agree that this Amendment in no way acts as a release or relinquishment of any Liens in favor of the Lender securing payment of the Obligations.

       7.   Miscellaneous.  Except as expressly set forth herein, there are no
            -------------
agreements or understandings, written or oral, between any Borrower and Lender relating to the Loan Agreement and the other Loan Documents that are not fully and completely set forth herein or therein. Except to the extent specifically waived or amended herein or in any of the documents, instruments, or agreements delivered in connection herewith, all terms and provisions of the Loan Agreement and the other Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect in accordance with the respective terms thereof. This Agreement may be executed in one or more counterparts, and by different parties on different counterparts. All such counterparts shall be deemed to be original documents and together shall constitute one and the same agreement. A signature of a party delivered by facsimile or other electronic transmission shall be deemed to be an original signature of such party.

    IN WITNESS WHEREOF, this Amendment has been executed and delivered by the duly authorized representatives of the parties as of the date first above written.

                                    FLEET CAPITAL CORPORATION


                                    By: /s/ Edward M. Bartkowski
                                        --------------------------------------
                                        Name:  Edward M. Bartkowski
                                        Title: Vice President
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                                    D & K HEALTHCARE RESOURCES, INC.


                                    By: /s/ Thomas S. Hilton
                                        --------------------------------------
                                        Name:  Thomas S. Hilton
                                        Title: Senior VP & CEO


                                    JARON, INC.


                                    By: /s/ Martin D. Wilson
                                        --------------------------------------
                                        Name:  Martin D. Wilson
                                        Title: President


                                    JEWETT DRUG CO.


                                    By: /s/ Martin D. Wilson
                                        --------------------------------------
                                        Name:  Martin D. Wilson
                                        Title: Vice Chairman

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